EXHIBIT 23.2

                          Independent Auditors' Consent

Numerex Corp:

We consent to the incorporation by reference in Registration Statement No. 333-38667 of Numerex Corp. on Form S-8 of our report dated December 16, 1998, except for Note O, as to which the date is January 8, 1999, included in this Annual Report on Form 10-K of Numerex Corp. for the year ended October 31, 1999.

/s/Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 26, 2000